================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                DATA RACE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                DATA RACE, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                DATA RACE, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 6, 1996


To the Shareholders of DATA RACE, Inc.:

     The 1996 Annual Meeting of Shareholders of DATA RACE, Inc. will be held at the Omni Hotel, 9821 Colonnade, San Antonio, Texas at 10:00 a.m. Central Standard Time on December 6, 1996, for the following purposes:

     1.  To elect five directors to serve for the ensuing year.

     2. To approve the amendments to the DATA RACE, Inc. Employee Stock Purchase Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company for the 1997 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 18, 1996, are entitled to notice of and to vote at the meeting.


                                        By order of the Board of Directors

                                        GREGORY T. SKALLA
                                        Secretary


San Antonio, Texas
November 6, 1996

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. NO POSTAGE IS NEEDED IF IT IS MAILED IN THE UNITED STATES. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                DATA RACE, INC.
                            12400 NETWORK BOULEVARD
                            SAN ANTONIO, TEXAS 78249

                        ------------------------------

                                PROXY STATEMENT

                        ------------------------------


                              GENERAL INFORMATION

     The accompanying Proxy is solicited by the Board of Directors of DATA RACE, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on December 6, 1996 (the "Annual Meeting"), and any adjournment thereof. The Annual Meeting will be held at the Omni Hotel, 9821 Colonnade, San Antonio, Texas at 10:00 a.m. Central Standard Time.

     The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. When the Proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto. Pursuant to Texas law, only votes "for" a matter constitute affirmative votes. Abstentions or votes "withheld" are counted as shares present in the determination of whether the shares represented at the meeting constitute a quorum, and because they are not cast "for" a particular matter, they will have the same effect as votes "against" proposals to be acted upon by the shareholders. Broker non-votes, however, will not be considered as present at the meeting in determining the presence of a quorum, and are not counted "for" or "against" proposals to be acted upon by the shareholders. An automated system administered by Society National Bank, the Company's transfer agent, is used to tabulate the votes.

     Any shareholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation thereof at or prior to the Annual Meeting, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person the shares of stock such stockholder is entitled to vote.

                               VOTING SECURITIES

     At the close of business on October 18, 1996, which is the record date for the determination of shareholders of the Company entitled to receive notice and vote at the Annual Meeting or any adjournment thereof, the Company had outstanding 4,799,826 shares of Common Stock, no par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of Common Stock as of October 18, 1996, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and nominee; (iii) each named executive officer and (iv) all executive officers, directors and nominees as a group. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Options included in the following table represent options currently exercisable or exercisable within 60 days of October 18, 1996.

                                                                 Percent of
                                                     Number         Stock
                      Name                          of Shares    Outstanding
              -------------------                 -----------    -----------
W. B. Barker                                       67,500(1)         1.6%
Jeffrey P. Blanchard                               27,946(2)           *
George R. Grumbles                                  6,500(3)           *
Marcelo A. Gumucio                                  5,000(4)           *
Herbert T. Hensley                                107,445(5)         2.2%
Matthew A. Kenny                                    6,500(6)           *
Haig A. Sarkissian                                 15,500(7)           *
Walter D. Warren                                   54,900(8)         1.1%
Capital Southwest Corporation (9)                 511,457(10)       10.6%
Capital Southwest Venture Corporation                   -(11)         -
All Directors, Nominees and Executive Officers
    as a Group (10 persons)                       318,714(12)        6.4%

-----------

 *   Less than 1%.
(1)  Includes 37,500 shares subject to options held by Dr. Barker.
(2)  Includes 7,500 shares subject to options held by Mr. Blanchard.
(3)  Includes 6,500 shares subject to options held by Mr. Grumbles.
(4)  Includes 5,000 shares subject to options held by Mr. Gumucio.
(5)  Includes 11,775 shares subject to options held by Mr. Hensley.
(6)  Includes 6,500 shares subject to options held by Mr. Kenny.
(7)  Includes 12,500 shares subject to options held by Mr. Sarkissian.
(8)  Includes 54,900 shares subject to options held by Mr. Warren.
(9)  Address: 12900 Preston Road, Dallas, Texas 75230.
(10) Includes 35,507 shares subject to options held by Capital Southwest Corporation, and includes 299,845 shares owned by Capital Southwest Venture Corporation, a wholly owned subsidiary of Capital Southwest Corporation.
(11) As indicated in footnote 10, Capital Southwest Venture Corporation, a wholly owned subsidiary of Capital Southwest Corporation, owns 299,845 shares of Common Stock.
(12) Includes 167,675 shares subject to options held by such persons.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   At the Annual Meeting, five directors are to be elected. Each of the five directors elected at the Annual Meeting will serve until the next annual meeting of Shareholders or until his successor shall have been elected and qualified, subject to earlier resignation and removal. The five directors are to be elected by a plurality of the votes cast by the holders of the shares of Common Stock represented and entitled to be voted at the meeting. Unless authority to vote for directors is "withheld" in the proxy, the persons named therein intend to vote "for" the election of the five nominees listed. Each nominee has indicated a willingness to serve as director if elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

   The nominees for director are W. B. Barker, Jeffrey P. Blanchard, Matthew A. Kenny, George R. Grumbles and Marcelo A. Gumucio, all of whom currently serve as directors.

   There is no family relationship between the directors, executive officers or persons nominated by the Board of Directors to become a director or executive officer.

   Management recommends that the shareholders vote "FOR" the five director nominees named above.


            DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
                               OF THE REGISTRANT

   The following table sets forth certain information concerning the current directors (representing all nominees for director) and the current executive officers of the Company:

         Name            Age               Position with Company
       --------          ---               ---------------------
W. B. Barker              49  President, Chief Executive Officer and Director
Walter D. Warren          60  Senior Vice President-Operations
Gregory T. Skalla         41  Vice President-Finance, Chief Financial
                              Officer, Secretary and Treasurer
Haig A. Sarkissian        36  Vice President-Sales and Marketing-OEM
                              Products
Gregory A. Williamson     46  Vice President-Human Resources
Jeffrey P. Blanchard      43  Chairman of the Board of Directors
Matthew A. Kenny          62  Director
George R. Grumbles        63  Director
Marcelo A. Gumucio        59  Director

     Dr. William B. Barker has served as President and Chief Executive Officer since April 1995 and as a Director since May 1995. Prior to joining DATA RACE, Dr. Barker was employed for 26 years by Bolt Beranek and Newman Inc. ("BBN").
At BBN, he served in a variety of technical and management capacities, including Senior Vice President, Chief Technology Officer, founder and President of LightStream Corporation, an ATM switch company, and was responsible for the acquisition of regional Internet service providers. While employed by BBN, Dr. Barker held general management positions and was President of several subsidiaries, where he was directly responsible for product strategies, development, marketing and manufacturing for many communications and multiprocessor products. He holds a Ph.D. from Harvard University.

     Walter D. Warren has served as Senior Vice President-Operations since June 1993. Prior to joining DATA RACE, Mr. Warren served as Senior Vice President of Technical Operations at Kinetic Concepts, a San Antonio based manufacturer and distributor of therapeutic hospital beds.

     Gregory T. Skalla has served as Vice President-Finance, Chief Financial Officer, Secretary and Treasurer since February 1995. Mr. Skalla has been employed by DATA RACE since 1992 when he joined the Company as Controller. From 1987 to 1992, Mr. Skalla was Chief Financial Officer of Mil-Com Electronics Corporation in San Antonio, Texas.

     Haig A. Sarkissian joined DATA RACE as Vice President-Sales and Marketing-OEM Products in August 1995. From 1990 until that time, Mr. Sarkissian was employed by AT&T Microelectronics as Manager, World Wide Marketing, DSP Modem Products. Prior to his tenure at AT&T, Mr. Sarkissian was a field applications manager at Standard Microsystems Corporation.

     Gregory A. Williamson was appointed Vice President-Human Resources in October 1996. Mr. Williamson joined the Company in September 1995 as Director of Human Resources. From 1978 to 1995, Mr. Williamson served in a variety of technical, management and administrative positions including Corporate Manager-Benefits with SBC Communications Inc., a publicly held telecommunications company.

     Jeffrey P. Blanchard has served as a Director of the Company since August 1985 and was elected as the Chairman of the Board of Directors in October 1996. Mr. Blanchard has been the Managing General Partner of First Capital Group of Texas, Ltd., since January 1984. Since September 1995, Mr. Blanchard has been the Managing General Partner of First Capital Group of Texas II, L.P., an investment firm which provides private equity to middle-market companies throughout the Southwest United States. From January 1989 to December 1994, Mr. Blanchard served as Vice President and Investment Manager of Victoria Capital Corporation, a venture capital investment company.

     Matthew A. Kenny was elected to the Board of Directors in February 1995. From 1984 until 1989, Mr. Kenny was President and CEO of RACAL-MILGO, a company with revenues in excess of $300 million. Mr. Kenny joined Milgo in 1968. From 1989 to 1993, Mr. Kenny was Chairman of the Board and CEO of Physical Health Devices, Inc. From 1989 to the present he has been a managing partner in Venture Solutions, and since 1994 he has been President and CEO of Core Technology Development, Inc., Fort Lauderdale, Florida.

     George R. Grumbles was appointed to the Board of Directors in February 1995. From 1985 until his retirement in 1993, Mr. Grumbles served as a corporate Vice President of Motorola and the President and CEO of Universal Data Systems, which he joined in 1972.

     Marcelo A. Gumucio was elected to the Board of Directors in December 1995. Since April 1996, Mr. Gumucio has served as Chief Executive Officer of Micro Focus, Palo Alto, California. From November 1992 until joining Micro Focus, Mr. Gumucio has served as President and Chief Executive Officer of Memorex Telex N.V., a publicly-held multinational computer company based in Amsterdam, The Netherlands. Prior to joining Memorex Telex, Mr. Gumucio founded and led, from August 1990 to November 1992, Gumucio, Burke and Associates, a private investment firm in Minneapolis, Minnesota. From July 1983 to August 1990, Mr. Gumucio held various positions, including President, Chief Executive Officer and Director, with Cray Research, Inc., a publicly-held manufacturer of supercomputers.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1996, the Board of Directors held six meetings and six committee meetings. Each director attended a majority of the meetings of the Board of Directors and its committees of which he was a member held during the period for which he was a director or committee member.

     The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Blanchard and Grumbles, is responsible for reviewing the Company's financial statements and overseeing the Company's accounting practices and audit procedures. The Compensation Committee, composed of Messrs. Blanchard (Chairman), Kenny and Gumucio, reviews and makes recommendations to the Board of Directors regarding executive compensation levels and administers the Company's stock option plans and employee stock purchase plan. During fiscal 1996, the Audit Committee met once and the Compensation Committee met five times.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Messrs. Blanchard, Kenny and Gumucio in their capacity as the Board's Compensation Committee determine the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees, and are responsible for the administration and award of stock options under the Company's stock option plans. Each member of the Compensation Committee is a non-employee director of the Company within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

     Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 1996 as they affected W. B. Barker and Herbert T. Hensley, Walter D. Warren and Haig Sarkissian, the three executive officers other than Mr. Barker who, for fiscal year 1996, were the Company's most highly paid executives (collectively with Mr. Barker, the "Senior Executives").

COMPENSATION PHILOSOPHY

     The Compensation Committee's compensation policies are designed to provide levels of compensation that align base salaries with the Company's annual and long-term performance goals, recognize individual performance and achievements, and assist the Company in attracting and retaining qualified executives. Target levels of the Senior Executives' overall compensation are intended to be at the median of the compensation paid to the senior executives of comparably-sized companies in the Company's industry ("comparable companies"), but amounts paid are contingent upon the Company's annual and long-term operating performance.
As a result, in any particular year, the Company's Senior Executives may be paid more or less than the executives of the comparable companies, depending upon the Company's actual performance.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based incentive compensation arrangements are beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value.

     The Compensation Committee is reviewing the existing management compensation programs and intends to modify such programs to fit within the announced philosophy of the Compensation Committee.

     Compensation paid to the Company's Senior Executives in fiscal year 1996 consisted of three elements: base salary, cash bonuses and stock options. The Compensation Committee's increasing emphasis on tying compensation to performance criteria is reflected in the components of compensation received by the Senior Executives in fiscal year 1996 as reflected in the summary compensation table which follows this report.

     Base salaries. The base salaries paid to new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and include references to the competitive marketplace for management talent and comparison of base salaries for comparable positions at comparable companies. Subject to existing contractual arrangements with Messrs. Hensley and Barker specifying minimum annual base salaries, periodic salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, and, to a certain extent, subjective measures of the performance of the executive.

     Annual Bonuses. The Company has existing management incentive programs in which Senior Executives participate. Performance objectives are set for both the Company and for individual performance of the Senior Executives which form the criteria on which the actual payments of cash bonuses are based. In determining the actual cash bonuses paid to Senior Executives, the actual financial performance relative to the Annual Operating Plan and the accomplishment of individual performance objectives are weighted equally. In fiscal year 1996, because of the Company's disappointing operating results, no discretionary bonuses were paid to the Senior Executives. The Compensation Committee deferred rewarding individual performance to future years.

     Stock Option Grants. Stock options are granted from time to time in order to promote the interest of the Company and its shareholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company. In the 1996 fiscal year, stock options were granted to provide additional incentive to non-management employees and, in one instance, to attract additional executive management to the Company.

     Chief Executive Officer Compensation. The compensation paid to the Chief Executive Officer differed from the other Senior Executives in two areas: base salary and method of computation of cash bonus. Dr. Barker's base salary was higher than the other Senior Executives of the Company and considered to be in line with the base salaries of other chief executive officers of comparable companies. Additionally, his target bonus was 30% of his base salary. The differences in the Chief Executive Officer's compensation compared with that of the other Senior Executives was attributable to the additional responsibilities associated with that position.

     Following this report is more detailed information concerning the foregoing programs. The Compensation Committee welcomes written comment from the Company's shareholders concerning these programs. Comments should be marked "personal and confidential" and addressed to the Compensation Committee of the Board of Directors, DATA RACE, Inc., 12400 Network Blvd., San Antonio, Texas 78249.

     This report on Executive Compensation is made by and on behalf of the Company's Compensation Committee.

                                          Respectfully submitted,

                                          THE COMPENSATION COMMITTEE
                                          Jeffrey P. Blanchard, Matthew A. Kenny
                                          and Marcelo A. Gumucio

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The Summary Compensation Table shows certain compensation information for the fiscal years ended June 30, 1996, 1995 and 1994, for the Chief Executive Officer and each of the other three most highly compensated executive officers during fiscal year 1996 (hereinafter referred to as the "named executives").

                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                   Compensation
                                                                   ------------
                                          Annual Compensation         Awards
                                         ---------------------     ------------
                                                                    Securities
                                           Base                     Underlying      All Other
                                 Year     Salary ($) Bonus ($)      Options (#)    Compensation
                                -------  ---------   ---------     -------------   ------------
W. B. Barker                    1996      $175,000   $39,712(2)           -         $8,500(3)
President and CEO               1995(1)     31,859    11,192(2)     400,000              -

Walter D. Warren                1996       125,000         -         61,346(4)       1,250(5)
Vice President-Operations       1995       125,000    31,250         25,000          1,138(5)
                                1994       120,313         -         84,063              -

Haig A. Sarkissian              1996(1)     69,038    84,431  (6)    50,000(7)           -
Vice President-OEM Sales
and Marketing

Herbert T. Hensley (8)          1996       115,876         -              -          1,101(4)
Former Chairman of the Board    1995       140,225         -         25,000          1,775(4)
                                1994       153,731         -          9,725              -

---------------
(1)  Represents partial year compensation.
(2)  Represents guaranteed bonus pursuant to Mr. Barker's employment agreement.
(3)  Represents reimbursement of relocation expenses.
(4) Effective November 28, 1995, Mr. Warren elected to reprice 81,797 stock options pursuant to a repricing plan adopted by the Company's Board of Directors. In connection with such repricing, 81,797 of Mr. Warren's existing stock options were canceled and 61,346 stock options were granted in their place. See "Report on Repricing of Options."
(5)  Represents contributions made by the Company under the 401(k) plan.
(6) Represents a $30,000 signing bonus and $54,431 in sales commissions earned during the year.
(7)  Represents 50,000 options granted as a signing bonus.
(8)  Mr. Hensley retired in October 1996.

     Director Compensation. Matthew Kenny, George Grumbles and Marcelo Gumucio each receive compensation of $1,000 for each Board of Directors meeting attended. Outside directors are entitled to receive options under the Company's stock option plans and are automatically granted options under the Company's latest stock option plan. Outside directors are reimbursed for their out-of-pocket expenses involved in connection with their services as directors.
Outside directors also receive consulting fees for services rendered from time to time to the Company. In fiscal year 1996, no such person received in excess of $30,000 for such services.

     Employment Agreements. Dr. W. B. Barker entered into an employment agreement with the Company on April 25, 1995. Pursuant to such agreement, Dr. Barker receives an annual base salary of not less than $175,000. Dr. Barker is eligible to receive an incentive bonus, pursuant to the Company's management incentive program, of up to 50% of his base salary. The employment agreement provided for a guaranteed minimum bonus during the fourth quarter of fiscal 1995 and the first quarter of fiscal 1996. Pursuant to the agreement, if Dr. Barker is terminated without cause he may elect to receive severance pay equal to one year's base salary, paid in monthly installments. During the period in which such severance payments are made, Dr. Barker is prohibited from competing directly with the Company.

     Herbert T. Hensley was employed pursuant to a written employment agreement until his retirement in October 1996. Mr. Hensley was paid an annual base salary of not less than $142,000 under such agreement. Upon his retirement, Mr. Hensley entered into a written agreement pursuant to which he will receive retirement payments of $35,500 each quarter for a period of one year commencing in January 1997.

     Stock Option Grant Table. The following table sets forth certain information concerning options granted to the named executive officers during the Company's fiscal year ended June 30, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential Realizable
                      Number of      Percent of                                Value at Assumed
                        Shares     Total Options                             Annual Rates of Stock
                      Underlying     Granted to     Exercise or              Price Appreciation for
                       Options       Employees      Base Price                  Option Term(1)
Name                   Granted     in Fiscal Year     ($/Sh)       Date        5%($)       10%($)
--------------------  ----------   --------------   -----------  --------    ----------------------
W. B. Barker               -              -               -          -            -           -

Walter D. Warren      61,346(2)        15.8%          $ 4.50     11/28/00     $173,611     $439,964

Haig A. Sarkissian    50,000           12.9%           4.125     07/28/05      129,710      328,709

Herbert T. Hensley         -             -                -          -            -          -

---------------------
(1) As required by rules of the SEC, potential values stated are based on the assumption that the Company's Common Stock will appreciate in value from the date of the grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of approximately 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The exercise price of each option equals the fair market value of the Common Stock on the grant date.
(2) Effective November 28, 1995, Mr. Warren elected to reprice 81,797 stock options pursuant to a repricing plan adopted by the Company's Board of Directors. In connection with such repricing, 81,797 of Mr. Warren's existing stock options were canceled and 61,346 stock options were granted in their place. See "Report on Repricing of Options."

     Stock Option Exercises and Holdings Table. The following table shows stock options exercised by the named executives during the fiscal year ended June 30, 1996, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and nonexercisable stock options as of June 30, 1996. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the Common Stock price as of June 30, 1996.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUE

                                                              Number of              Value of Unexercised
                                                         Unexercised Options         In-the-Money Options
                      Shares Acquired      Value       at Fiscal Year-End (#)       at Fiscal Year-End ($)
Name                  on Exercise (#)   Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable(1)
--------------------  ----------------  ------------  -------------------------  ----------------------------
W. B. Barker                    -                -         37,500 / 352,500                 $  0 / $  0

Walter D. Warren                -                -          39,666 / 48,945               60,366 / 73,828

Haig A. Sarkissian              -                -               0 / 50,000                    0 / 128,125

Herbert T. Hensley         80,000         $161,200          81,775 / 22,500              302,925 / 0

--------------------
(1) Values stated are based on the last sale price of $6.6875 per share of the Company's Common Stock on June 28, 1996, the last trading day of the fiscal year, and equal the aggregate amount by which the market value of the option shares exceeds the exercise price of such options at the end of the fiscal year.

     Compensation Committee Interlocks and Insider Participation. During the fiscal year ended June 30, 1996, Jeffrey P. Blanchard, Matthew A. Kenny, Patrick
F. Hamner (until his resignation from the Board in June 1996), Jonathan E. Schmidt (until his resignation from the Board in February 1996) and Marcelo A. Gumucio (since December 1995) served on the Company's Compensation Committee.


             COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     On November 28, 1995, the Compensation Committee approved a plan allowing for the repricing of the Company's outstanding stock options. Under the repricing plan, each employee, other than the Chief Executive Officer, was given the opportunity to elect to surrender up to 75% of his or her outstanding options (whether or not vested) for repriced options with an exercise price of $4.50 (the last sale price on November 28, 1995). The percentage of options that could be surrendered by each optionee had to include a proportionate percentage of each [tranche] of such employee's outstanding options having different exercise prices, vesting schedules or expiration dates. In exchange for the options surrendered, each employee received replacement options exercisable for 75% of the number of shares subject to the surrendered options. The other terms of the replacement options (other than the exercise price) are identical to the surrendered options, except that all replacement options will expire on the earlier of November 28, 2000, or the expiration date of the respective surrendered options. A total of 13 optionees elected to surrender options in exchange for replacement options.

     The Compensation Committee approved the repricing plan in order to promote the interests of the Company and its shareholders by providing an effective means to retain and increase the commitment of its employees and to provide such individuals with additional incentive to contribute to the success of the Company. The Compensation Committee considered a number of factors before approving the repricing plan, including the importance of equity incentives to the Company's overall compensation program; the fact that a number of optionees held "out-of-the-money" options resulting from the decrease in the fair market value of the Company's stock during the last fiscal year; and the fact that the Company was vulnerable to the potential loss of key employees.

     This report on the repricing of options is made by and on behalf of the Company's Compensation Committee.

                                     Respectfully submitted,

                                     THE COMPENSATION COMMITTEE
                                     Jeffrey P. Blanchard, Matthew A. Kenny
                                     and Marcelo A. Gumucio


                           TEN-YEAR OPTION REPRICINGS

     The following table sets forth certain information concerning the repricing, replacement or cancellation and regrant of options, within the last ten fiscal years, of options held by executive officers of the Company:

                                                                                             Length of
                                 Number of                                                   Original
                                Securities       Market Price     Exercise                 Option Term
                                Underlying       of Stock at      Price at        New       Remaining at
                                  Options          Time of         Time of     Exercise      Date of
Name                  Date     Repriced (#)     Repricing ($)   Repricing ($)  Price ($)    Repricing
----                  ----     ------------     -------------   -------------  ---------    ------------
Walter D. Warren    11/28/95     42,187(1)          $4.50          $13.00        $4.50        8 years
                                  5,097(2)           4.50            9.25         4.50        8 years
                                 14,062(3)           4.50            8.75         4.50        9 years

____________
(1) In exchange for these repriced options, Mr. Warren surrendered 56,250 outstanding stock options.
(2) In exchange for these repriced options, Mr. Warren surrendered 6,798 outstanding stock options.
(3) In exchange for these repriced options, Mr. Warren surrendered 18,750 outstanding stock options.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock compared with the cumulative total return of the Nasdaq National Market Index and an industry representative peer group for the period of October 7, 1992 through June 30, 1996. The Company's Common Stock began trading on the Nasdaq National Market on October 7, 1992, the date of the Company's initial public offering. The industry representative peer companies used in the graph are as follows: 1) Microcom Inc., 2) Penril Datacomm Networks, 3) U.S. Robotics Inc., 4) Xircom, Inc. and 5) Zoom Telephonics Inc. The comparison graph assumes $100 invested on October 7, 1992, in the Company's Common Stock and each index.

                       [PERFORMANCE GRAPH APPEARS HERE]


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                                           Fiscal Year Ending
                                 --------------------------------------
COMPANY                           1992    1993    1994    1995    1996
DATA RACE INC.                   100.00  115.25   37.29   72.03   45.34
PEER GROUP                       100.00  147.58  149.04  340.63  916.47
BROAD MARKET                     100.00  121.53  133.27  156.30  196.75


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and beneficial owners of more than 10% of any class of securities of the Company to file certain forms regarding such persons' ownership of equity securities of the Company. Based on Company records and other information, the Company believes that its executive officers and directors complied with all these filing requirements with respect to the fiscal year ended June 30, 1996, except that one report covering one transaction was filed late by each of Haig A. Sarkissian, Jonathan E. Schmidt, Jeffrey P. Blanchard, Matthew A. Kenny and George R. Grumbles, one report covering two transactions was filed late by Walter D. Warren and one initial report of ownership was filed late by each of Gregory T. Skalla and Marcelo A. Gumucio.

              PROPOSAL NO. 2: PROPOSAL TO APPROVE THE AMENDED AND
                RESTATED DATA RACE, INC. EMPLOYEE STOCK PURCHASE

OVERVIEW

     In December 1993, the Board of Directors adopted and the shareholders approved the Company's Employee Stock Purchase Plan (the "Original Plan"). In February 1996, the Board of Directors approved amendments to the Original Plan and adopted the Amended and Restated Employee Stock Purchase Plan (the "Amended Plan"), the text of which is attached as Appendix A to this Proxy Statement, and
                                         ----------
directed that the Amended Plan be submitted to the shareholders for approval. The description below incorporates the amendments to the Original Plan. Unless the Amended Plan is approved by the Company's shareholders within twelve months after its adoption by the Board of Directors, the Amended Plan will, pursuant to its terms, be null and void. The material features of the Amended Plan are discussed below.

PURPOSE OF THE AMENDED PLAN

     The Amended Plan provides a means whereby all eligible employees of the Company may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and encourages them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Amended Plan allows the Company to grant to eligible employees the option (an "Option") to purchase shares of the Common Stock.

     The Amended Plan is structured to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Amended Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, nor is the Amended Plan qualified under Section 401(a) of the Code.

OPERATION OF THE AMENDED PLAN

     From time to time the Company will grant to eligible employees Options to purchase shares of Common Stock under the Amended Plan through a payroll deduction program. The period during which payroll deductions are accumulated to purchase the shares subject to the Options is known as the "Offering Period." The Company's Compensation Committee, which administers the Amended Plan, establishes the Offering Periods. Each Offering Period may last up to 24 months.

     Prior to each Offering Period, a participating employee may authorize payroll deductions in any whole percentage from 1% to 20% percent of his or her annual compensation. Compensation for purposes of the Amended Plan includes base salary or wages plus amounts excluded from the gross income of the employee under Sections 125 and 401(k) of the Code, but does not include bonuses based on sales, bonuses, or overtime. Deductions will be made pro rata at regular payroll periods during the Offering Period. A participating employee may not vary the amount of his or her payroll deductions during an Offering Period. Prior to the amendments to the Original Plan, participants could only authorize payroll deductions in any whole percentage from 2% to 10% of their annual compensation.

     Options are granted to participating employees on the first day of each Offering Period. The number of shares of Common Stock subject to each Option will be the quotient of the payroll deductions authorized by the participant for the Offering Period divided by the lesser of 85% of the fair market value of the Common Stock on the first day of the Offering Period or 85% of the fair market value of Common Stock on the last day of the

Offering Period. Unless the participant has withdrawn from participation, the participant's Option will be exercised automatically on the last day of the Offering Period, at which time the Company will deduct an amount from the participant's payroll deduction account which is sufficient to purchase at the option price up to the number of shares of Common Stock subject to the participant's Option. The Company is not, however, obligated to issue shares upon exercise of Options if, in the opinion of counsel to the Company, such issuance would violate federal or state securities laws.

     Prior to the amendments to the Original Plan, the number of shares of Common Stock subject to each Option granted under the Original Plan was equal to the quotient of the payroll deductions authorized by the participant for the Offering Period divided by 85% of the fair market value of the Common Stock on the first day of the Offering Period (not the lesser of 85% of the fair market value of Common Stock on the first or last day of the Offering Period), and the unused portion, if any, of a participant's payroll deductions on the last day of the Offering Period were refunded to the participant. The Board of Directors believes that the amendment, which allows the issuance of a greater number of shares of Common Stock if the price of the Common Stock declines between the first day of the Offering Period and the last day of the Offering Period will enable employees a greater opportunity to increase their ownership interest in the Company. If the Amended Plan is not approved by the shareholders, then the number of shares subject to each Option will be computed based on the fair market value of the Common Stock on the first day of the Offering Period, and the balance of a participant's Original Plan contributions not used to purchase Common Stock will be refunded to the participant.

OPTION PRICE

     The option price per share will be equal to 85% of the fair market value of Common Stock on the first day of the Offering Period or the last day of the Offering period, whichever is less. For purposes of the Amended Plan, the fair market value of a share of Common Stock on a particular date is equal to the last reported sale price of the Common Stock as reported on the Nasdaq National Market on that date, or if no prices are reported on that day, on the last preceding date on which such prices of the Common Stock are so reported.

ELIGIBILITY

     An employee of the Company is eligible to participate in the Amended Plan during an Offering Period if, as of the first day of such Offering Period, he or she is an employee of the Company who customarily works at least 20 hours per week and more than five months per year. No employee is eligible to participate if such employee, immediately after the Option is granted, owns stock possessing 5% of more of the voting power or value of the Common Stock. For the purposes of such computation, stock which the employee may purchase under outstanding options is treated as owned by the employee.

     Prior to the amendments to the Original Plan, only employees who had completed 12 months of continuous service with the Company were eligible to participate in the Original Plan. The Amended Plan permits each person who on the first day of the Offering Period is an employee of the Company to participate in the Amended Plan (so long as he or she customarily works at least 20 hours per week and more than five months per year). If the Amended Plan is not approved by the shareholders, then the participants who have not completed 12 months of continuous service with the Company as of the first day of the Offering Period will be deemed to be ineligible to participate in the Original Plan and the respective amounts of such participants' contributions to the Original Plan will be refunded to them.

WITHDRAWAL

     A participant may withdraw from the Amended Plan at any time during an Offering Period by providing the Compensation Committee with written notice of withdrawal, subject to rules imposed by the Compensation Committee. The withdrawal of a participant during an Offering Period will not, in and of itself, affect the participant's ability to participate in any subsequent Offering Period. Participants desiring to withdraw are encouraged to give notice at least ten days prior to the close of the Offering Period.

TERMINATION OF EMPLOYMENT

     If a participant's employment with the Company terminates for any reason other than death, disability or retirement, his or her right to purchase Common Stock under the Amended Plan will immediately terminate and become void, and the amount credited to such participant's payroll deduction account will be paid to him or her in cash as soon as practicable.

     If a participant's employment with the Company terminates due to death, disability or retirement, such participant (or his or her legal representative) will have the right to continue participation in the Amended Plan with respect to the Offering Period by making, prior to the last day of the Offering Period, one or more cash contributions equal to the balance of the participant's total authorized payroll deductions. In such event, the participant will be deemed to have exercised his or her Option on the last day the Offering Period.

ADMINISTRATION

     The Amended Plan is currently administered by the Compensation Committee which is constituted so as to permit the Amended Plan to comply with Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has sole authority and discretion to establish the number of shares which may be offered during any Offering Period. The Compensation Committee is authorized to interpret the Amended Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Amended Plan, as it may deem advisable to carry out the Amended Plan. Any action, decision, interpretation or determination by the Compensation Committee with respect to the application or interpretation of the Amended Plan and any Option granted thereunder is final and conclusive as to all persons.

SHARES SUBJECT TO THE AMENDED PLAN

     The aggregate number of shares which may be issued pursuant to Options granted under the Amended Plan may not exceed 200,000 shares of Common Stock, subject to adjustment as described below. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock that have been reacquired by the Company. Should any Option expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option under the Amended Plan.

     In the event of a reorganization, merger, reclassification, stock split, stock dividend or similar event, the Board of Directors will make appropriate adjustments in the number of shares authorized for the Amended Plan and, with respect to outstanding Options, the Board of Directors will make appropriate adjustments in the number of shares and the option exercise price.

TRANSFERABILITY OF OPTIONS

     No Option granted under the Amended Plan may be transferred except by will or the laws of descent and distribution and, during the lifetime of the participant to whom such Option is granted, may be exercised only by such participant.

AMENDMENT OR TERMINATION OF THE AMENDED PLAN

     The Board of Directors of the Company in its discretion may terminate the Amended Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board has the right to alter or amend the Amended Plan or any part thereof from time to time except that shareholder approval is required for any amendment which would (a) increase the aggregate number of shares which may be issued pursuant to the provisions of the Amended Plan, or
(b) materially modify the requirements of participation in the Amended Plan.

     Prior to the amendments to the Original Plan, shareholder approval was also required for any amendment which would materially increase the benefits accruing to participants under the Original Plan. Recent changes to Rule 16b-3 by the Securities and Exchange Commission have made this requirement for shareholder approval unnecessary.

FEDERAL INCOME TAX CONSEQUENCES

     No federal income tax is imposed on the optionee upon the grant of an Option to purchase Common Stock under the Amended Plan. An employee who participates in the Amended Plan and who purchases Common Stock under the Amended Plan will not realize taxable income at the time of his or her exercise of his or her Option to purchase Common Stock if (i) he or she remains an employee of the Company during the period beginning with the date of the grant of his or her Option and ending on the day three months before such Option is exercised and (ii) no disposition of the purchased shares of Common Stock is made by him or her within two years after the date of the grant of the Option to purchase such shares of Common Stock or one year after the purchase of such shares of Common Stock. Under the terms of this Amended Plan, the date of grant and the date of exercise are the same. Upon disposition of such shares of Common Stock after the required holding period or upon death, the employee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time of disposition or death, over the amount paid for the shares of Common Stock or (ii) the excess of the fair market value of the shares of Common Stock at the date of the grant of the Option over the option purchase price which, if not determinable at the time of the grant of the Option, is to be determined as if the Option were exercised at the date of such grant. Any additional gain resulting from such disposition is treated as capital gain. The Company will not be entitled to a deduction in connection with the grant or exercise of an Option under the Amended Plan or upon the disposition of Stock acquired pursuant to an Option granted under the Amended Plan if the employment and holding period requirements are not met. Upon a disposition of shares of Common Stock before the end of the required holding period, an employee will have ordinary income in an amount equal to the difference between the Option purchase price and the fair market value of the Common Stock as of the date of exercise of the Option, and the Company will have a corresponding deduction.

     The Board of Directors recommends that the Shareholders vote "FOR" approval of the Amended and Restated Employee Stock Purchase Plan.

                PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended June 30, 1996 have been audited by KPMG Peat Marwick LLP, independent certified public accountants. It is expected that a representative of KPMG Peat Marwick LLP will attend the annual meeting to make an appropriate statement if desired and will be available to respond to appropriate questions.

     The Board of Directors has appointed KPMG Peat Marwick LLP as independent accountants to audit the financial statements of the Company for the 1997 fiscal year. Unless otherwise directed, the Proxy will be voted in favor of the ratification of this appointment.

     The board of directors recommends that the shareholders vote "FOR" the ratification of KPMG Peat Marwick LLP as auditors for fiscal 1997.


                     COST AND METHOD OF PROXY SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of stock held by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 By Order of the Board of Directors

                                 GREGORY T. SKALLA
                                 Secretary


                     SHAREHOLDER PROPOSALS FOR 1997 MEETING

     It is anticipated that the 1997 Annual Meeting of Shareholders of the Company will be held in December 1997. Shareholders who wish to submit proposals for inclusion in the proxy statement of the Company for the meeting must submit their proposals to the Secretary of the Company no later than 120 days prior to such meeting.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that will be presented for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxies intend to vote on it in accordance with their best judgment


                                 ANNUAL REPORT

     The Annual Report to Shareholders for the fiscal year ended June 30, 1996, which includes the Company's financial statements, is being mailed along with this statement.

                                   APPENDIX A
                                       TO
           PROXY STATEMENT FOR 1996 ANNUAL MEETING OF SHAREHOLDERS OF
                                DATA RACE, INC.

               Amended and Restated Employee Stock Purchase Plan
                          showing specific amendments*
================================================================================

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
               ====================
                                DATA RACE, INC.

ARTICLE I--NATURE OF PLAN:

1.   Nature of Plan. This Amended and Restated Employee Stock Purchase Plan has
                          ====================
     been established for the purpose of providing all employees of DATA RACE, Inc., a Texas corporation, with the opportunity to acquire a proprietary interest in DATA RACE, increasing their interest in DATA RACE's welfare, and encouraging them to remain in the employ of DATA RACE.

ARTICLE II--DEFINITIONS AND CONSTRUCTION:

1. Definitions. For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise:

     (a) "Board of Directors" shall mean the Board of Directors of DATA RACE, Inc. unless otherwise indicated or the context otherwise requires.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Plan Committee as from time to time constituted pursuant to Section 6.1.

     (d) "Compensation" shall mean an Employee's base salary or wages received for personal services rendered to DATA RACE during an Offering Period which are subject to withholding for federal income tax purposes plus amounts excluded from the gross income of an Employee under Sections 125 and 401(k), and of the Code. Compensation shall not include commissions based on sales, bonuses, or overtime.

     (e) "DATA RACE" shall mean DATA RACE, Inc., a Texas corporation, or any successor thereto which shall adopt this Plan.

     (f)  "Effective Date" shall mean January 1, 1994.

     (g) "Employee" shall mean any person in the employ of DATA RACE, [who, on or after the Effective Date, has completed twelve (12) months of continuous service with DATA RACE, as the case may be,] provided, however, that Employee shall not include any person who customarily works less than (20) hours per week or customarily is employed for five (5) months or less per year.

-----------
* Additions are double underlined, deletions are in brackets.

     (h)  "Fair Market Value" shall be deemed to be the closing price of the
          ==================================================================
          Stock on the principal national securities exchange on which the Stock
          ======================================================================
          is then listed or admitted to trading, if the Stock is then listed or
          =====================================================================
          admitted to trading on any national securities exchange. The closing
          ====================================================================
          price shall be the last reported sale price regular way, or, in case
          ====================================================================
          no such sale takes place on such day, the average of the closing bid
          ====================================================================
          and asked prices regular way, as reported by said exchange. If the
          ==================================================================
          Stock is not then so listed on a national securities exchange, the
          ==================================================================
          Fair Market Value shall be deemed to be the closing price (the last
          ===================================================================
          reported sale regular way) in the over-the-counter market as reported
          =====================================================================
          by the Nasdaq National Market System, if the Stock closing price is
          ===================================================================
          then reported by the Nasdaq National Market System, or, if the Stock
          ====================================================================
          closing price is not then reported by the Nasdaq National Market
          ================================================================
          System, shall be deemed to be the mean of the highest closing bid and
          =====================================================================
          the lowest closing asked price of the Stock in the over-the-counter
          ===================================================================
          market as reported by Nasdaq or, if the Stock is not then quoted by
          ===================================================================
          Nasdaq, as furnished by any member of the National Association of
          =================================================================
          Securities Dealers, Inc. selected from time to time by DATA RACE for
          ====================================================================
          that purpose. If no member of the National Association of Securities
          ====================================================================
          Dealers, Inc. furnishes quotes with respect to the Stock of DATA RACE,
          ======================================================================
          such Fair Market Value shall be determined by resolution of the
          ===============================================================
          Committee. Notwithstanding the foregoing provisions of this Section
          ===================================================================
          2.1(h), if the Committee shall at any time determine that it is
          ===============================================================
          impracticable to apply the foregoing methods of determining Fair
          ================================================================
          Market Value, the Committee is empowered to adopt other reasonable
          ==================================================================
          methods for such purpose. The Committee may, if it deems it
          ===========================================================
          appropriate, engage the services of an independent qualified expert or
          ======================================================================
          experts to appraise the value of the Stock.
          ===========================================

     (i)  "Offering Period" shall mean that period to be determined by the
     ===
          Committee, but in no event shall the period be greater than twenty-four (24) months in duration, beginning on the date the Employees are offered the opportunity to purchase Stock hereunder, during which eligible Employees shall determine whether and to what extent they desire to participate by authorizing payroll deductions. The [first Offering Period shall begin on January 1, 1994 and shall end on December 31, 1994. Until changed by the] Committee, in its sole
                                                            =
          and absolute discretion, [a new Offering Period shall begin on the first day of each twelve month period beginning on January 1.]
          may change the regular starting date and duration of the Offering
          =================================================================
          Period from time to time.
          =========================

[(i)](j)  "Participant" shall mean an Employee who has been offered the
     ===
          opportunity to purchase stock hereunder and who has elected to participate by authorizing payroll deductions.

[(j)](k)  "Payroll Deduction Account" shall mean that separate account
     ===
          maintained hereunder to record the amount of a Participant's Compensation that has been withheld hereunder.

[(k)](l)  "Payroll Deduction Period" shall mean that period beginning on the
     ===
          first day of each Offering Period and ending on the earlier of:

          (i) The latest date for which a Participant receives his last paycheck from DATA RACE after his employment with DATA RACE terminates; or

          (ii) The last day of that Offering Period.

[(l)](m)  "Plan" shall mean the DATA RACE Employee Stock Purchase Plan as
     ===
          amended and restated from time to time.

[(m)](n)  "Stock" shall mean DATA RACE's no par value Common Stock.
     ===

2. Word Usage. Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the singular shall also include the plural, and vice versa. The words "hereof', "herein" and "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Sections or Articles shall mean and refer to Sections and Articles contained in this Plan unless otherwise indicated.

3. Construction. It is the intention of DATA RACE that the Plan be qualified as an employee stock purchase plan under the provisions of Section 423 of the Code, and all provisions shall be construed to that result. Moreover, the provisions of the Plan shall apply only to an Employee who is in the employ of DATA RACE on or after the Effective Date,

ARTICLE III--ELIGIBILITY AND PARTICIPATION:

1. Eligibility. Each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, the Committee shall make an offering under which all Employees are granted the opportunity to purchase Stock. Each Employee may become a Participant in the Plan on the first day of each Offering Period.

2. Election to Participate. Any Employee who is eligible to participate herein may become a Participant only by timely filing with the Committee a written election to participate that authorizes payroll deductions under
     Section 4. 1. The written election will be effective until the Participant withdraws from the Plan in accordance with Section 4.1 (c) or until the Employee's employment with DATA RACE is terminated. [An Employee may elect to participate for less than the maximum number of shares which he has been offered the opportunity to purchase by authorizing a payroll deduction under Section 4.1 of a percentage of Compensation less than the percentage determined by the Board of Directors under Section 5.1 (b).]

3. Waiver of Participation. An Employee who is otherwise eligible to participate herein may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination may be filed in writing with the Committee in the time and manner specified thereby, but the failure to file a written election to participate shall be deemed a waiver of participation. The Employee's waiver of participation shall be effective for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this Section, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods.

ARTICLE IV--PAYROLL DEDUCTION AUTHORIZATION:

1.   Payroll Deductions.  Each Employee who is eligible and elects, pursuant to
     Article III, prior to the beginning of a Payroll Deduction Period to participate herein shall authorize the making of payroll deductions to fund the purchase of the Stock he will hold options to purchase hereunder. Deductions shall be made pro rata at the regular payroll periods applicable to the Participant during the Payroll Deduction Period and shall be credited to the Participant's Payroll Deduction Account.

     (a) Amount of Payroll Deductions. A Participant may authorize payroll deductions in an amount of not less than [two] one percent [(2%)](1%)
                                                         ===               ====
          nor more than [10%] 20% (in multiples of one percent (1%)) of his
                              ===
          Compensation for the Offering Period.

     (b) Change In Authorization. A Participant may not vary the amount of his payroll deductions for any Payroll Deduction Period.

     (c) Withdrawal. A Participant may withdraw from the Plan entirely during any Offering Period by delivering to the Committee a notice indicating his withdrawal. Any withdrawal from the Plan during an offering Period shall be made effective as soon as practicable and shall be irrevocable by the Participant for the remainder of such Offering Period.

     (d) Change in Compensation. If a participant's Compensation changes within an Offering Period, the change shall have no effect on the amount of each payroll deduction for that Offering Period but will be reflected for subsequent Offering Periods.

2. Refund of Payroll Deduction Account. If a Participant files with the Committee a written notice to withdraw from the Plan, the balance credited to his Payroll Deduction Account shall be paid to him in cash as soon as practicable.

ARTICLE V--PURCHASE OF STOCK:

1. Grant of Options to Purchase Stock. Prior to any Offering Period, the Committee may, in its sole discretion, limit the number of shares of Stock to be offered to Participants for such Offering Period. Each Offering Period during the term of the Plan, unless the Board of Directors determines otherwise, the Committee shall grant all Participants options to purchase Stock.

     (a) Date of Grant. All grants made hereunder shall be deemed to have been made on the first day of the Offering Period.

     (b) Amount of Stock. Each Participant shall be granted options to purchase up to that number of whole shares of Stock which could be purchased at the price determined in accordance with Section 5.4 [but based on the fair market value of Stock on the first] with the funds credited to
                                                   ==========================
          the Participant's Payroll Deduction Account on the last day of the
          =======================================================
          Offering [Period, with an amount equal to such percentage of his Compensation as he has authorized to be withheld for the Offering] Period. If the total amount of shares of Stock subject to options in an Offering Period exceeds the number of shares available under the Offering, the Committee may make a pro rata allocation of the available shares and notify each Participant of this allocation.

2. Limitation on Stock. No more than 200,000 shares of Stock may be purchased by Participants hereunder. Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by DATA RACE may be made subject to options under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of Stock under the Plan is not consummated, shares subject to such options may be subjected to new options under the Plan.

     Notwithstanding the foregoing provision, if the shares of Stock subject to options hereunder are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of DATA RACE through reorganization, merger, recapitalization, reclassification, stock split-up or similar event, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which purchases are or may be made hereunder. Any such adjustment in Stock shall be made with a corresponding adjustment, if appropriate, in the price for each share of Stock.

     In the event of any other change affecting Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

3. Limitation on Grants. Notwithstanding any provision contained herein to the contrary.

     (a) No Employee shall be granted an option to purchase Stock hereunder if, immediately following the grant of the option hereunder, such Employee would own or be deemed to own stock, including for the purposes of this Section 5.3 (a), the Stock he has been granted the opportunity to purchase under the Plan, possessing five percent (5%) or more of all classes of stock of DATA RACE or any parent or subsidiary thereof, computed in accordance with Section 423 (b) (3) of the Code, and

     (b) No Employee shall be granted an option to purchase Stock hereunder which permits his rights to purchase Stock under this Plan and under all other employee stock purchase plans of DATA RACE or any corporation which is the parent or subsidiary company of DATA RACE to accrue at a rate which exceeds $25,000 (or such other rate as may be prescribed from time to time by the Code) of the [fair market value] Fair Market Value of Stock determined as of the first day of the
          =================
          Offering Period) for each calendar year in which any such option granted to such Employee is outstanding at any time, in accordance with the provisions of Section 423(b) (8) of the Code

4. Stock Price. A Participant may acquire Stock hereunder at a cost of eighty-five percent (85%) of the lesser of (i) the [fair market value] Fair
                                                                            ====
     Market Value of the Stock on the first day of the Offering Period and (ii)
     ============
     the [fair market value] Fair Market Value of the Stock on the last day of
                             =================
     Offering Period.

5. Purchase of Stock. The purchase of Stock hereunder by a Participant may be accomplished in accordance with the following:

     (a) By Participant While Employed. If, on the last day of the Offering Period, a Participant has not timely filed with the Committee a written notice to withdraw from the Plan, such Participant shall be deemed to have elected to exercise his options to purchase the number
                                                                         ======
          of shares of Stock determined in accordance with Section 5.1(b).
          ================================================================
          The [Stock.  If, at the end of an offering Period, the] balance
          ===
          credited to a Participant's Payroll Deduction Account at the end of
                                                                =============
          the Offering Period, after paying for his Stock, [exceeds the
          ===================
          purchase price of one share of Stock, the entire such] balance shall be paid to him in cash.

     (b) By Participant After Termination. If a Participant's employment with DATA RACE or a Participating Employer terminates for any reason other than death, disability or retirement, his right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant's Payroll Deduction Account shall be paid to him in cash as soon as practicable.

     (c) By a Retired or Disabled Participant. If a Participant's employment with DATA RACE or a Participating Employer terminates due to disability or retirement, such Participant shall have the right to complete paying for Stock he holds options to purchase by making a cash contribution to his Payroll Deduction Account. In the event that such a contribution is made and the Participant's Payroll Deduction Account is sufficient to pay for the full number of shares for which the Participant has elected to purchase, such Participant shall, on the last day of the Offering Period, be deemed to have elected to exercise his options to purchase Stock. In the event such a contribution is not made before the last day of the offering Period, the Participant's rights to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such Participant's Payroll Deduction Account shall be paid to him in cash as soon as practicable.

          For purposes of this Section 5.5, a Participant shall be considered disabled if, in the sole discretion of the Committee, he is unable by reason of physical or mental impairment to perform the usual and customary duties of his employment.

          For purposes of this Section 5.5, a Participant shall be considered to have retired if his employment with DATA RACE terminates after he attains age sixty-five (65) and with the consent of DATA RACE.

     (d) By a Deceased Participant's Representative. In the event of a Participant's employment with DATA RACE terminates on the account of the death of the Participant, his heirs, legatees, distributees or personal representatives shall have the right to complete paying for Stock he holds options to purchase by making a cash contribution to his Payroll Deduction Account. In the event that such a contribution is made and the deceased Participant's Payroll Deduction Account is sufficient to pay for the full number of shares for which the Participant has elected to participate, such heirs, legatees, distributees or personal representatives shall, on the last day of the offering Period, be deemed to have elected to exercise the deceased Participant's options to purchase Stock. In the event such a contribution is not made before the last day of the Offering Period, the right to purchase Stock hereunder shall immediately terminate and become void, and the amount credited to such deceased Participant's Payroll Deduction Account shall be paid to his heirs, legatees, distributees or personal representatives in cash as soon as practicable.

6. Payment for Shares. Upon the exercise of Participant's options to purchase shares hereunder, the shares of Stock shall be paid for in full, at the end of the Offering Period, by the transfer of the purchase price from the amount credited to the Participant's Payroll Deduction Account to an account of DATA RACE. If for any reason the balance credited to the Participant's Payroll Deduction Account at the end of the Offering Period is not sufficient to pay for the Stock purchased, the participant may at such time and in such manner as the Committee shall prescribe, contribute cash hereunder which shall be credited to his Payroll Deduction Account in order to pay for the full number of shares for which the Participant has elected to participate, or the Participant may purchase that part of the number of full shares which the balance credited to the Participant's Payroll Deduction Account is sufficient to purchase and shall receive in cash the balance credited to such account and not used to purchase Stock.

7. Transfer of Shares. The shares of Stock purchased by a Participant hereunder shall be issued or transferred to him on the books of DATA RACE as of the last day of the Offering Period in which he made the purchase. Stock certificates shall be delivered to the Participant as soon as practicable. Until such time as the shares of Stock shall be issued or transferred to him, the Participant shall have none of the rights and privileges of a stockholder in DATA RACE with respect to shares of Stock purchased hereunder. Notwithstanding anything to the contrary herein, DATA RACE shall not be obligated to issue Stock hereunder if, in the opinion of counsel for DATA RACE, such issuance would constitute a violation of federal or state securities laws of any country.

8. Transfer of Rights. No rights granted under the Plan may be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by such Participant.

ARTICLE VI--COMMITTEE:

1. Appointment of Committee. The Board of Directors shall appoint a Committee comprised of not less than two members to administer the Plan. The members of such Committee shall be the members of the Compensation Committee of the Board of Directors, provided that such members are not Employees of DATA RACE.

     (a) Interested Member. Notwithstanding anything contained herein to the contrary, no member of the Committee shall be eligible to participate in the Plan at any time during his term as a member of the Committee.

     (b) Term. Each member of the Committee shall serve until his successor is appointed. Any member of the Committee may be removed at any time by the Board of Directors, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign upon thirty (30) days written notice to DATA RACE.

2. Powers of the Committee. The Committee shall have the following powers and duties:

     (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

     (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

     (c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan and the amount of Stock that a Participant is offered the opportunity to purchase;

     (d) To enforce the terms of the Plan and the rules and regulations it adopts;

     (e)  To direct the distribution of the shares of Stock purchased hereunder;

     (f) To furnish DATA RACE with information which DATA RACE may require for tax or other purposes;

     (g) To engage the services of counsel who may, if appropriate, be counsel for DATA RACE and agents it may deem advisable to assist it with the performance of its duties;

     (h) To prescribe procedures to be followed by Participants in electing to participate herein;

     (i) To receive from DATA RACE and from Employees such information as shall be necessary for the proper administration of the Plan;

     (j) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan;

     (k)  To select a secretary, who need not be a member of the Committee; and

     (1)  To construe the Plan.

3. Manner of Action. The decision of a majority of the members of the Committee appointed and qualified shall control. In case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all of the powers, authorities, duties, and discretions conferred upon the Committee pending the filling of the vacancy. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions.

4. Authorized Representative. The Committee may authorize any one of its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. In addition, the Committee may, in its discretion, delegate its powers and duties to any other person or persons as it deems proper.

5. Non discrimination. The Committee shall administer the Plan in a uniform, nondiscriminatory manner.

6. Books and Records. The Committee shall maintain or cause to be maintained the books, records, forms and methods of accounting related to the Plan.

ARTICLE VII--AMENDMENT AND TERMINATION:

1. Amendment. DATA RACE shall have the right at any time to amend the Plan in any manner it deems necessary or advisable to qualify the Plan under the provisions of Section 423 of the Code and to amend the Plan in any other manner; provided, however, that no amendment to the Plan shall become effective unless such amendment is approved by a majority of the shareholders of DATA RACE within twelve (12) months before or after the date such amendment is adopted by the Board of Directors if such amendment has one of the following characteristics:

(a) increases the aggregate number of shares of Stock which may be sold hereunder;

[(b) materially increases the benefits to Participants;]

[(c)](b) materially modifies the requirements for Participation; or
     ===

[(d)](c) alters the classification of corporations which are Participating
     ===
     Employers hereunder.

2. Termination. DATA RACE shall have the right to terminate the Plan at any time. Further, no offering shall be made hereunder after any day upon which Participants elect to participate hereunder for a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares for which Participants elect to participate shall be greater than the shares remaining available, the Committee may make a pro rata allocation of the available shares and notify each Participant of this allocation.

ARTICLE VIII-MISCELLANEOUS:

1. Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to any Participant, or to his legal representative, heir, legatee or distributes, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan. The Committee may require such Participant, legal representative, heir, legatee or distributes, as a condition precedent to such payment, issuance or transfer, to execute a receipt and release therefor in such form as it shall determine.

2. Plan Funds. All amounts held by DATA RACE in Payroll Deduction Accounts under the Plan may be used for any corporate purpose of DATA RACE, and shall be considered part of the general assets of DATA RACE.

3. No Guarantee of Interests. Neither the Committee nor DATA RACE guarantees Stock from loss or depreciation.

4. Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by DATA RACE, except that any stamp duties or transfer taxes applicable to participation under the Plan may be charged to the account of such Participant by the Committee.

5. DATA RACE Records. Records of DATA RACE or a Participating Employer as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

6. Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within the committee's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the person responsible shall make adjustment on account thereof as he considers equitable and practicable.

7. Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

8. No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation or any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against DATA RACE or a Participating Employer or any officer, director, or Employee of DATA RACE or a Participating Employer, except as expressly provided by the Plan.

9. Information. DATA RACE shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan. DATA RACE's records as to the current information DATA RACE furnishes to the Committee shall be conclusive as to all persons.

10. No Liability of DATA RACE. DATA RACE assumes no obligation or responsibility to any of the Employees, Participants, or personal representatives, heirs, legatees or distributees for any act of, or failure to act, on the part of the Committee.

11. DATA RACE Action. Any action required of DATA RACE shall be by resolution of its Board of Directors or by a person authorized to act by Board resolution.

12. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

13. Notice. Any notice required to be given herein by DATA RACE or the Committee shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

14. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

15. Successors. The Plan shall be binding upon all persons entitled to purchase Stock under the Plan, their respective heirs, legatees, and legal representatives, upon DATA RACE, its successors and assigns, and upon the Committee, and their successors.

16. Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in constriction of the provisions hereof

17. Governing Law. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of DATA RACE to sell and deliver Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

18. No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee (nor their delegatees) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Stock granted under it, and members of the Board of Directors and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by DATA RACE in respect of any claim, loss, damage, or expense (including attorneys' fees and the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by DATA RACE, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

19. Shareholder Approval. Notwithstanding anything to the contrary within, this Plan and any amendment hereto which, under applicable law, must be approved by the shareholders of DATA RACE, is contingent upon approval by the shareholders of DATA RACE within twelve (12) months of the adoption of the Plan and such amendment, respectively, by the Board of Directors.

                                   P R O X Y

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL
        MEETING OF SHAREHOLDERS ONFRIDAY, DECEMBER 6, 1996 AT 10:00 A.M.
The undersigned hereby appoints W.B. Barker and Gregory T. Skalla, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote, at the annual meeting and at any adjournment thereof, all shares of Common Stock of the undersigned in DATA RACE, Inc. held of record on the record date, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given and the signed card is returned, the proxies will vote FOR the election of all listed nominees for director, FOR adoption of the Amended and Restated Employee Stock Purchase Plan, FOR the ratification of auditors and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends a vote "FOR" the following proposals:
1. ELECTION OF DIRECTORS
        [_] FOR all nominees listed below  [_] WITHHOLD AUTHORITY to vote for
           (except as marked to the            nominees listed below:
           contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
                    JEFFREY P. BLANCHARD  GEORGE R. GRUMBLES
               W.B. BARKER  MATTHEW A. KENNY  MARCELO A. GUMUCIO
2.APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN:
                         [_] FOR[_] AGAINST[_] ABSTAIN
3.RATIFICATION OF AUDITORS
                         [_] FOR[_] AGAINST[_] ABSTAIN
                (Continued and to be signed on the other side.)



-------------------------------------------------------------------------------

                                   P R O X Y

                          (Continued from other side.)

Please sign exactly as name appears on the certificate. When shares are held by joint tenants, both should sign. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. When signing as attorney, executor, administrator, trustee, guardian, officer or partner, please give full title as such.

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.

                                                -------------------------------
                                                SIGNATURE

                                                -------------------------------
                                                SIGNATURE

                                                DATE:                   , 1996.
                                                      -------------------
                    PLEASE DO NOT FOLD OR MUTILATE THIS CARD